EXHIBIT 10.3






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               SALE CONTRACT OF GUANGXI TONGJI MEDICINE CO. LTD.

                                                    Contract No. ______

The Supplier (part A): Guangxi Tongji Medicine Co. Ltd
The Demander (part B): Nanning Tongji Hospital Co. Ltd
Place: Nanning         Date: October 1, 2003

    In accordance with the Contract act of the People's Republic of China and in order to reduce the purchase cost of the hospital, all the medicine of Nanning Tongji Hospital Co. Ltd will be purchased by Guangxi Tongji Medicine Co. Ltd. The contract is signed by both sides through consultation.

1.   Products

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

 Name of                                                 Unit price     Volume
 commodity      Standard   Manufacturer  Quantity Unit  including tax    of Tax   Remark

 A batch of                                             Supply according
 medicine                                               to cost price
 (delivery in
 batches
 according
 to needs of
 the demander)
-----------------------------------------------------------------------------------------

 Total value:

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2. Terms on quality. 1) The commodities of the supplier should be in accordance with the quality standards of the nation and other demands concerned. 2) The whole packing should include the qualification certificate. 3) As to commodity import, the supplier must offer Register Certificate of Import Commodity or Register Certificate of Medical Product in accordance with regulations and the Examination Report of Import Commodity or Paper of Import Commodity Passing Custom given by the examination station on port. 4) The packing of the commodities should be in accordance with regulations concerned and the demand of cargo transport.

3. Responsibility of quality. A should stock the products according to regulations concerned. If the products are unqualified because of improper storage and maintenance during the term of validity, A should take full responsibility.

4. Place of delivery: Drugstore of the Demander. Arrival date: The same date informed by telephone.

5. Term of payment and deadline: Settle the account in a month after the goods arrival.

6. Term of transportation and freight: Supplier in charge.

7. Inspection, acceptance and deadline: Demander inspects and accepts the products in 3 days after receiving the goods. If any objection is raised about the products, the demander should give a written proposal in 3 days after receiving the goods. The products will be considered qualified after the deadline.

8. Responsibility on break of contract: Both sides should strictly stick to the terms mentioned above. If there is any breach of contract, the

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party breaking the contract should pay compensation to the other party for economic loss. If the demander pays the cost after the deadline, the compensation for breach of contract will be paid according to 0.5% of the cost for each day.

9. Terms resolving disputes: arbitration of the court in Nanning, the place of supplier.

10. Other items agreed: Supplier offers the products in cost price.

11.  Term  of  the   contract:   From   October 1, 2003 to October 1, 2008
                                        ----------------   ---------------

Remark:

      1. The contract will take legal effect after it is signed and must be fully implemented by both sides. Any party is not allowed to vary or terminate the contract without permission. When the variation is needed for some reasons, both sides should sign another contract according to laws after consultation.

2. The contract is in duplicate and each party holds one. It will take effect after being

    Signature

Supplier: Guangxi Tongji Medicine           Demander: Nanning Tongji Hospital
          Co. Ltd                           Co. Ltd

By: /s/                                     By: /s/
    --------------------------------            -----------------------------
    Authorized Officer                          Authorized Officer

Address : No.20 Beiji Road,Nanning;         Address &  No.5 Beiji Road,Nanning;
Postal code: 530011                         Postal code: 530011
Legal                                       Legal
representative:  Yun-hui Yu                 representative:  Yun-hui Yu
Tel:  0771-2020063/13707882498              Tel: 0771-2020077
Fax:  0771-2020130/0771-2020065             Fax: 0771-2020011